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DOLLAR GENERAL BOARD OF DIRECTORS DECLARES DIVIDEND;

Comments on Fourth Quarter Earnings Release and Conference Call

GOODLETTSVILLE, Tenn. – March 20, 2007 – Dollar General Corporation (NYSE: DG) today announced that its board of directors declared a dividend of $0.05 per share, payable April 19, 2007, to common shareholders of record on April 5, 2007.

Fiscal 2006 Earnings Release

Dollar General is scheduled to announce earnings for the year ended February 2, 2007 on Monday, March 26, 2007. The Company will not hold the conference call following the release that had been previously announced.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 8,260 neighborhood stores as of March 2, 2007. Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices. The Company store support center is located in Goodlettsville, Tennessee. Dollar General's Web site can be reached at www.dollargeneral.com.

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